UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☑	Definitive Additional Materials.
☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Nuveen Municipal Market Opportunity Fund, Inc. (NMO)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

YOUR VOTE IS IMPORTANT! PLEASE VOTE TODAY!
Nuveen Closed-End Funds
Nuveen Premium Income Municipal Fund, Inc. (NPI)
Nuveen Performance Plus Municipal Fund, Inc. (NPP)
Nuveen Municipal Market Opportunity Fund, Inc. (NMO)
Nuveen Investment Quality Municipal Fund, Inc. (NQM)
Nuveen Select Quality Municipal Fund, Inc. (NQS)
Nuveen Quality Income Municipal Fund, Inc. (NQU)
Nuveen Premier Municipal Income Fund, Inc. (NPF)
Nuveen Premium Income Municipal Fund 4, Inc. (NPT)
Nuveen Dividend Advantage Municipal Fund (NAD)
Nuveen Dividend Advantage Municipal Fund 3 (NZF)
Nuveen Insured Dividend Advantage Municipal Fund (NVG)
Nuveen Insured Municipal Opportunity Fund, Inc. (NIO)
Nuveen Insured Premium Income Municipal Fund 2 (NPX)
Nuveen Insured Quality Municipal Fund, Inc. (NQI)
333 West Wacker Drive
Chicago, Illinois 60606
ANNUAL MEETING OF SHAREHOLDERS ADJOURNED
TO GIVE SHAREHOLDERS MORE TIME TO VOTE
Dear Shareholder:
We recently sent you proxy materials concerning important proposals affecting your fund which were considered at the Annual Shareholders Meeting held on Tuesday July 28, 2009 and adjourned to September 1, 2009. The meeting has been re-adjourned in order to allow more time for shareholders to cast their votes. The meeting will reconvene on Tuesday October 13, 2009 at 2:00 p.m. Central time at the offices of Nuveen Investments, 333 West Wacker Drive, Chicago, IL. Our records indicate that we have not yet received your vote. If you have not yet voted, we urge you to vote as soon as possible in order to help your fund avoid the need for additional costly solicitation efforts.
✓ Your fund’s Board recommends you vote “FOR” each of the proposals.
✓ Proposals also have the support of a nationally-recognized proxy advisory firm.

Because over time Nuveen closed-end funds have seen increased institutional share ownership, the funds sought and received the support of ISS Governance Services Inc. (ISS). ISS is widely recognized as the leading independent proxy advisory firm in the nation. Its recommendations are relied upon by hundreds of major institutional investment firms, mutual funds, and other fiduciaries throughout the country. ISS recommends that its clients vote “FOR” each of the proposals contained in the proxy.
The proxy materials we sent you contain important information regarding the proposals that you and other shareholders are being asked to consider. Please read the materials carefully. If you have any questions regarding the proposals, please call Computershare Fund Services, your Fund’s proxy agent, at 1-866-434-7510. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern Standard Time.
3 EASY WAYS TO VOTE YOUR PROXY:
1)	Automated Touch Tone Voting: Call the toll-free number listed on your proxy ballot and follow the recorded instructions.

2)	Log on to the Internet address on your proxy ballot and follow the instructions.

3)	Sign, date and return the enclosed proxy ballot using the enclosed postage-paid envelope.
Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.
NATL 101309